Exhibit 99.1




                             JCPenney News Release
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
CONTACT
Tim Lyons               Quinton Crenshaw            Eli Akresh                Bob Johnson
Public Relations        Public Relations            Investor Relations        Investor Relations
(972) 431-4834          (972) 431-5581              (972) 431-2207            (972) 431-2217
tmlyons@jcpenney.com    qcrensha@jcpenney.com       eakresh@jcpenney.com      rvjohnso@jcpenney.com
--------------------    ---------------------       --------------------       --------------------
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               JCPENNEY COMPLETES SALE OF ECKERD FOR $4.5 BILLION

                   $3.5 Billion in Net Cash Proceeds Generated


     PLANO,  Texas,  August  1, 2004 - J. C.  Penney  Company,  Inc.  (NYSE:JCP)
announced that it closed the $4.5 billion sale of its Eckerd drugstore operations on July 31, 2004. The Company generated approximately $3.5 billion in net cash proceeds after taxes, fees and other related costs. As previously announced, The Jean Coutu Group (PJC) Inc. (TSX:PJC.A) acquired Eckerd drugstores and support facilities located in thirteen Northeast and mid-Atlantic states, as well as the Eckerd Home Office in Florida. CVS Corporation (NYSE:CVS) acquired Eckerd drugstores and support facilities located in the remaining southern states, principally Florida and Texas, as well as Eckerd's pharmacy benefits management and mail order businesses.

     Allen Questrom, Chairman and Chief Executive Officer of JCPenney, said, "I am pleased that we successfully completed the sale of Eckerd. With the sale finalized, JCPenney will now be able to focus entirely on its Department Store and Catalog/Internet business, where we continue to make significant progress improving operating performance."

     JCPenney Executive Vice President and Chief Financial Officer Robert Cavanaugh will host a live conference call and real-time webcast on August 2, 2004, beginning at 2:00 p.m. EDT to review the use of Eckerd proceeds and the Company's financial repositioning. Access to the conference call is open to the press and general public in a listen only mode. To access the conference call, please dial 973-935-8511 and reference the JCPenney Conference Call. The telephone playback will be available for two days beginning approximately two hours after the conclusion of the call by dialing 973-341-3080, pin code 4956329. The live webcast may be accessed via JCPenney's Investor Relations website (at JCPenney.net), or on StreetEvents.com (for members) and FullDisclosure.com (for media and individual investors). Replays of the webcast will be available for up to 90 days after the event.

     J. C. Penney Corporation, Inc., the wholly-owned operating subsidiary of the Company, is one of America's largest department store, catalog, and e-commerce retailers, employing approximately 150,000 associates. As of July 31, 2004, J. C. Penney Corporation, Inc. operated 1,018 JCPenney department stores throughout the United States and Puerto Rico, and 60 Renner department stores in Brazil. JCPenney Catalog, including e-commerce, is the nation's largest catalog merchant of general merchandise, and JCPenney.com is one of the largest apparel and home furnishings sites on the Internet. J. C. Penney Corporation, Inc. is a contributor to JCPenney Afterschool Fund, a charitable organization committed to providing children with high quality after school programs to help them reach their full potential.

     This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include but are not limited to, competition, consumer demand, seasonality, economic conditions, and government activity. Investors should take such risks into account when making investment decisions. In addition, non-GAAP terms referenced, such as EBITDA and free cash flow, are defined and presented in the Company's 2003 Annual Report on Form 10-K.

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